Exhibit 99.3

Dear Colleagues,

Thank you for joining us earlier this morning in the global employee videoconference to discuss today’s announcement that Solutia has agreed to merge with Eastman Chemicals, a Fortune 500 company and a global manufacturer and marketer of chemicals, fibers and plastics.

I am confident this merger creates a world-class chemicals company and brings together two companies that share the same commitments to growth, innovation and employee development. Together Solutia and Eastman will create a leading global chemicals company with the financial strength, product mix and geographic reach to seize opportunities for long-term future growth.

As there should be, I’m certain there are many questions. Some will be answered today; many others will become clear as the merger is finalized over the next few months. Please see the below questions and answers for some of the information that will be helpful today and during this time.

I cannot stress enough that this agreement does not change our continued commitment to quality, service and the high-performance culture Solutia has built.

Jeff Quinn

Chairman, President and CEO

Solutia Inc.

Questions and Answers

What happened?

Solutia announced it has agreed to merge with Eastman Chemicals for an enterprise value of $4.7 billion. Eastman’s offer represents a substantial premium for our shareholders and has been unanimously approved by Solutia’s Board of Directors. The merger creates a world-class company with combined revenues of about $9.3 billion and brings together two companies that share the same values and commitment to growth and innovation. Solutia’s management team remains confident that the business is very well positioned for the future.

Who is Eastman?

Eastman Chemicals is a Fortune 500 company and a global manufacturer and marketer of chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products and is a major supplier of cellulose acetate fibers. As a Responsible Care® company, Eastman is committed to achieving the highest standards of health, safety, environmental and security performance. Founded in 1920 and headquartered in Kingsport, Tennessee, USA, Eastman has annual revenue of $7.2 billion and approximately 10,000 employees worldwide.

Am I still an employee of Solutia?

Yes. For now and until the merger is completed it is business as usual at Solutia. We know we can count on all of our employees to maintain the same commitment to our quality products and our customer relationships that has always set us apart.

Does this affect my current projects, planned business trips, contracts and other day-to-day dealings?

No. Please proceed with all day-to-day business as usual. Your colleagues, supervisors and the tools available to you have not changed due to this announcement. We are working closely with Eastman to ensure a smooth integration process and will have more updates to share with our employees over the next few months.

Does this affect how I should address upcoming projects, travel, contracts and other day-to-day dealings?

Generally, no. Please discuss individual questions regarding upcoming projects with your supervisor.

What is the reasoning for this merger?

The Board of Directors determined that the merger is in the best interests of all of our shareholders and presents the best opportunity for securing the Company’s future and further enhancing the value it provides to customers around the world. The combination of our companies, both of which share the same values and commitment to growth and innovation, will create a world-class chemicals company with the financial strength, diversified and complementary mix of premium products, and geographic footprint to capitalize on long-term growth opportunities.

What are the benefits of the merger?

Eastman has agreed to pay a substantial premium to our shareholders for their stock. The combination of Solutia and Eastman will bring together the expertise and know-how of two of the world’s foremost chemical companies.

Solutia employees will have the benefit of becoming part of a leading global chemicals producer with the financial strength, diversified and complementary mix of premium products and geographic footprint to capitalize on long-term growth opportunities.

Eastman shares our focus on developing innovative new products and proprietary processes that differentiate our businesses, as well as securing and building the right process technology to support growth. Eastman’s financial and capital strength will support future investment in the Solutia businesses, both in core products and as the Company seizes opportunities in fast-growing markets.

The combined Company will be in a stronger position to take advantage of emerging global trends that drive demand for our products, especially in developing regions of the world.

What does this mean for my job once the deal closes?

Eastman recognizes that the most important element of Solutia’s success is our dedicated, talented team of employees, and your role is essential to the success of this combination. Employees will have access to the broadened potential for opportunities and experiences provided by Eastman’s extensive possibilities for employees to enjoy career paths filled with success and personal growth. Much like Solutia, Eastman aims to create a brighter future through discovery and technology, drawing on innovative approaches to achieve practical solutions, creating useful materials that serve customers while caring for the communities in which they work.

Will there be job losses?

At this point decisions regarding this have not yet been made. However, as far as we know there are no plans to shut down any of Solutia’s plant operations.

Will the Company maintain its headquarters in Maryville?

No decision has been made at this time.

Will any members of Solutia’s current management stay on or join Eastman’s board?

No decisions have been made at this time.

How long will the deal take to close?

The merger will require approval of Solutia shareholders as well as certain regulatory approvals. It is expected to close around the end of the second quarter or in the third quarter of the year.

What attracted Eastman to Solutia?

Solutia and Eastman are a good fit, not only in terms of our business and products but also in what we stand for. Solutia and Eastman have similar cultures and share a commitment to the highest levels of quality, customer service and to the employee development and operational excellence.

Does Eastman share Solutia’s commitment to safety and performance?

Like Solutia, Eastman’s culture is one of commitment to safety, accountability for actions and feedback on performance. They believe that every workplace incident, injury and illness is preventable and preventing workplace incidents, injuries and illnesses is an integral part of their worldwide business strategy.

What are the benefits for shareholders? Are we living up to our responsibility to be good stewards of their investments?

Eastman has agreed to pay a substantial premium to our shareholders for their stock.

What if I get questions about this from customers or business associates of Solutia?

For the time being, it is business as usual at Solutia, and there will be measures in place to ensure a seamless experience for customers.

There are news reports about this. What if I get questions about this from the media?

This announcement is likely to generate interest from mainstream and financial media outlets.

You must follow Solutia’s media interaction policy, which requires all questions to be referred to Melissa (Missy) Zona in the corporate communications department at 314.674.5555. You are not authorized to speak to the media regarding company affairs, or to speak on behalf of the company, without authorization from the corporate communications department.

If a reporter or news crew calls or visits your facility, you must follow these steps:

1. Ask the person for their name, company and contact number

2. Direct them the corporate communications department using the following: “Thank you for your inquiry. Questions regarding that matter are being addressed by Missy Zona in our Corporate Communications department. You can reach Missy directly at 314-674-5555.”

A company called Eastman Kodak filed for bankruptcy protection earlier this month. Is this the same company?

No. The two companies are no longer related entities

Will the compensation structures be the same? Will we receive 2011 AIP incentive payments as planned?

More information about compensation will be available over the next few months. We intend to pay the 2011 AIP in the ordinary course. We do intend to put in place a 2012 AIP, details of which will be communicated at a later date.

What about Solutia’s philanthropic commitments?

All philanthropic commitments that are currently in place will be honored.

Where should I go if I have more questions?

Your supervisor and/or human resources lead.

Eastman Background

Corporate overview web link.

Key Facts:

•	2011 Sales Revenue of $7.2 billion

•	Approximately 10,000 employees worldwide

•	Chairman of the Board and CEO: James P. Rogers

•	NYSE Symbol: EMN

•	16 manufacturing locations and several sales offices around the globe

•	Responsible Care® company

•	Corporate Headquarters in Kingsport, Tennessee

Quick History:

•	Founded in 1920 in Kingsport, Tennessee by George Eastman

•	Winner of the 1993 Malcolm Baldrige National Quality Award

•	Spun-off from Eastman Kodak in 1994 and became a publicly traded company

Company Structure:

Eastman is divided into four business segments including:

•	Coatings, Adhesives, Specialty Polymers and Inks

•	Fibers

•	Performance Chemicals and Intermediates

•	Specialty Plastics

Key Markets:

• Packaging • Tobacco • Building and Construction • Consumables • Industrial Chemicals and Processing • Transportation	• Health and Wellness • Durable Goods • Agriculture • Electronics • Energy, Fuels and Water